Exhibit 23.8

                              MERCER
                              CAPITAL


5860 Ridgeway Center Parkway, Suite 410 - Memphis, TN 38120 -
Phone (901)685-2120 - Fax(901)685-2199




                       CONSENT OF FINANCIAL ADVISOR


We hereby consent to the use of our Fairness Opinion dated August 27, 1996 relating to the proposed merger between South Alabama Bancorporation, Inc. And First Monco Bancshares, Inc. included in the Registration Statement of Form S-4 and to the reference to our Firm under the caption "Opinion of Financial Advisors" in the Prospectus.




                              MERCER CAPITAL MANAGEMENT, INC.


                              By:    Z. Christopher Mercer

                              Z. Christopher Mercer, ASA, CFA
                              President



Memphis, Tennessee
August 29, 1996